SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to

Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: January 21, 2004

Western Sierra Bancorp

(Exact Name of Registrant as Specified in its Charter)

California	000-25979	68-0390121
(State or Other Jurisdiction of Incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

4080 Plaza Goldorado Circle, Cameron Park, California	95682
(Address of Principal Executive Offices)	(Zip Code)

(530) 677-5600

(Registrant’s Telephone Number, Including Area Code)

Item 5. Other Events and Regulation FD Disclosure

On January 16, 2004, Western Sierra Bancorp issued a press release announcing a stock repurchase program.  A copy of its press release is attached hereto as Exhibit 99.2 and hereby incorporated by reference.

Item 12. Results of Operations and Financial Condition

On January 16, 2004, Western Sierra Bancorp issued a press release setting forth its fourth-quarter and year-end 2003 earnings. A copy of its press release is attached hereto as Exhibit 99.1 and hereby incorporated by reference.

Exhibits

Exhibit 99.1.                                 Press Release Western Sierra Bancorp Reports Record Profitability for 2003.

Exhibit 99.2                                    Press Release Western Sierra Bancorp Announces Stock Repurchase Program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Western Sierra Bancorp has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WESTERN SIERRA BANCORP

Date: January 21, 2004	By:	/s/ Anthony J. Gould
Anthony J. Gould
Chief Accounting and Financial Officer